EXHIBIT 99.1

FOR IMMEDIATE RELEASE

The Eastern Company Reports Fourth QUARTER and full year 2023 results

•	Gross Margin increased sequentially in each quarter of 2023, rising to 26.8% in Q4 2023 compared to 16.6% in Q4 2022.

•	Cash flow from operations for the year ended December 30, 2023 increased $19.0 million compared to fiscal 2022, enabling debt paydown of $20.2 million.

•	EPS increased sequentially in each quarter of 2023, rising to $0.56 per diluted share in Q4 2023 compared to $0.03 in Q4 2022.

•	Strong fourth quarter caps a year of significant changes designed to optimize operations and restore consistent profitability as evidenced by improvements in earnings from operations.

SHELTON, CT – March 12, 2024 - The Eastern Company (“Eastern”) (NASDAQ:EML), an industrial manufacturer of unique engineered solutions serving commercial transportation, logistics, and other industrial markets, today announced the results of operations for the fourth fiscal quarter and full year ended December 30, 2023.

President and CEO Mark Hernandez commented, “2023 was a year of substantial and very positive change for The Eastern Company. With a new leadership team at the helm, we initiated a series of actions to enhance Eastern’s operating efficiency, reduce costs and intensify the company’s focus on delivering value to shareholders. Our chief goal for 2023 was to position Eastern to achieve efficient operations that consistently deliver strong results. Our team’s new approach delivered four consecutive quarters of increasing strength as our operational improvement initiatives took hold and, as we expected, culminated in a very strong final quarter.

“We are very pleased with the results our four-pronged strategy -- disciplined operations, optimum capital utilization, focused commercial business and value-adding acquisitions -- enabled us to achieve. Although revenues declined slightly in the fourth quarter as lead times within supply chains decreased, returning closer to historical norms, coupled with the difficulties commercial truck suppliers experienced in adding capacity, we greatly improved gross margin, earnings, and cash flow. We generated strong operating cash flow of $26.5 million in 2023, further strengthening our financial foundation. We also reduced our senior net leverage ratio to 1.41 from 2.27 at the end of fiscal 2022. Our focus on commercial operations and partnering with our customers was a key contributor to these results. The many steps we took within our three operating divisions to reduce inventory and improve on-time delivery helped optimize performance and had an important impact on our results.

Mr. Hernandez continued, “Our plan to drive shareholder value is working well and we are continuing to follow our strategy in 2024. In addition to the four pillars we originally established, we are adding a “One Eastern” overlay. Under our One Eastern approach to optimizing our supply chain, we believe we can capture opportunities to reduce manufacturing and supply chain costs, enhance our ability to deliver increases in earnings from operations, and enhance the competitiveness of our products and further profitability. Our June 2023 acquisition of Sureflex, Inc., which enabled our Velvac subsidiary to manufacture electrical products more efficiently, offers a small but telling example. Our greatly strengthened balance sheet increases our opportunity to add accretive acquisitions to Eastern’s existing portfolio.”

Fourth Quarter and Full Year 2023 Financial Results

Net sales in the fourth quarter of 2023 decreased 3.0% to $67.0 million from $69.1 million in the fourth quarter of 2022. Net sales for the full year 2023 decreased 2.0% to $273.5 million from $279.3 million in 2022. In both the fourth quarter of 2023 and the full year, sales declined primarily due to lower demand for truck accessories and returnable transport packaging products. Our backlog as of December 30, 2023 increased 10.5% to $80.1 million from $72.5 million on December 31, 2022.

3 ENTERPRISE DRIVE, SUITE 408, SHELTON, CONNECTICUT  06484

PHONE (203) 729 - 2255  *  FAX (203) 723 - 8653  *  WWW.EASTERNCOMPANY.COM

Gross margin as a percentage of sales in the fourth quarter of 2023 was 26.8% compared to 16.6% in the corresponding period in 2022. The increase in margin primarily reflects lower material and freight costs, improved pricing, and a favorable adjustment to the LIFO reserve in the fourth quarter of 2023 combined with other inventory write-offs in the fourth quarter of 2022. In the full year 2023, gross margin as a percentage of sales was 23.8% compared to 21.0% in 2022, primarily due to the impact of improved pricing and lower material and freight costs.

Selling and administrative expenses in the fourth quarter of 2023 increased $1.9 million, or 19.9% compared to the fourth quarter of 2022, primarily due to increased payroll and payroll-related expenses, legal and professional, and selling costs. As a percentage of net sales, selling and administrative costs were 16.8% for the fourth quarter of 2023 compared to 13.6% for the corresponding period in 2022. In the full year 2023, selling and administrative expenses increased $4.7 million, or 12%, to $44.2 million from $39.5 million in 2022 primarily due to severance and other accrued compensation expenses of $1.8 million related to the elimination of the chief operating officer position and the departure of our previous chief executive officer during the first quarter of 2023 and legal, professional, and selling costs and payroll-related expenses. The increase in selling expenses reflects our investments in sales capabilities and changes in management personnel.

Other income and expense in 2023 decreased $3.2 million over 2022. Other income and expense in 2023 included an unfavorable $1.1 million pension cost adjustment, $1.4 million expense associated with the closure of Associated Toolmakers Limited in the second quarter of 2023, an unfavorable working capital adjustment of $0.4 million in the third quarter of 2023 related to the sale of the Greenwald business, partially offset by a $1.6 million favorable adjustment for the final settlement of our swap agreement with Santander in the second quarter of 2023 and $0.7 million of other favorable items. In 2022, other income included a favorable $1.8 million pension cost adjustment, a $0.6 million gain on the sale of the Eastern corporate office building, and $0.4 million of other favorable items, partially offset by a $0.3 million loss on the sale of the Wheeling, IL building.

Net income for the fourth quarter of 2023 increased to $3.5 million, or $0.56 per diluted share, from $0.2 million, or $0.03 per diluted share in the 2022 period. In the fourth quarter of 2022, net income was negatively impacted by restructuring costs of $0.5 million, net of tax, related to a warehouse consolidation into Eberhard. Net income for the full year 2023 decreased 22% to $8.6 million, or $1.37 per diluted share, from $11.1 million, or $1.77 per diluted share, in 2022. In 2023, net income was negatively impacted by unfavorable pension cost adjustments of $1.1 million, $1.4 million expense associated with the closure of Associated Toolmakers Ltd. in the second quarter of 2023, an unfavorable working capital adjustment of $0.4 million in the third quarter of 2023 related to the sale of the Greenwald business, partially offset by a $1.6 million favorable adjustment for the final settlement of our swap agreement with Santander in the second quarter of 2023. In 2022, net income was impacted by favorable pension cost adjustments of $1.8 million, restructuring costs of $0.5 million, net of tax, related to a warehouse consolidation into Eberhard, and a loss on sale of the Wheeling, IL building in the first quarter of 2022 of $0.2 million, net of tax, partially offset by a gain on sale of the Eastern corporate office building in the third quarter of 2022 of $0.5 million, net of tax.

Adjusted net income from continuing operations (a non-GAAP measure) for the fourth quarter of fiscal 2023 was $3.5 million, or $0.56 per diluted share, compared to adjusted net income from continuing operations of $0.7 million, or $0.11 per diluted share, for the comparable period in 2022. For both the year ended December 30, 2023 and the year ended December 31, 2022, adjusted net income from continuing operations was $11.3 million, or $1.81 per diluted share. Adjusted EBITDA from continuing operations (a non-GAAP measure) for the fourth quarter of fiscal 2023 was $7.2 million compared to adjusted EBITDA from continuing operations of $3.3 million for the fourth quarter of 2022. For the year ended December 30, 2023, adjusted EBITDA from continuing operations was $25.6 million compared to adjusted EBITDA from continuing operations of $24.3 million for 2022. See “Non-GAAP Financial Measures” below and the reconciliation table accompanying this release.

Conference Call and Webcast

The Eastern Company will host a conference call to discuss its results for the fourth quarter and full year 2023 and other matters on Wednesday, March 13, 2024 at 11:00 AM Eastern Time. Participants can access the conference call by phone at 888-506-0062 (toll-free in the US and Canada) or 973-528-0011 (international), using access code 535543. Participants can also join via the web at https://www.webcaster4.com/Webcast/Page/1757/49995.

About The Eastern Company

The Eastern Company manages industrial businesses that design, manufacture and sell unique engineered solutions to markets. Eastern’s businesses operate in industries that offer long-term macroeconomic growth opportunities. The Company operates from locations in the U.S., Canada, Mexico, Taiwan, and China. More information on the Company can be found at www.easterncompany.com.

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Safe Harbor for Forward-Looking Statements

Statements contained in this release that are not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as “would,” “should,” “could,” “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” “plan,” “potential,” “opportunities,” or similar terms or variations of those terms or the negative of those terms. There are many factors that affect the Company’s business and the results of its operations and that may cause the actual results of operations in future periods to differ materially from those currently expected or anticipated. These factors include the impact of the COVID-19 pandemic and resulting economic effects, the impact of higher raw material and component costs and cost inflation, supply chain disruptions and shortages, particularly with respect to steel, plastics, scrap iron, zinc, copper and electronic components, rising interest rates, delays in delivery of our products to our customers, the impact of global economic conditions on demand for our products, including the impact, length and degree of economic downturns on the customers and markets we serve, reductions in production levels, the availability, terms and cost of financing, including borrowings under credit arrangements or agreements, the potential impact of bank failures on our ability to access financing or capital markets, and the impact of market conditions on pension plan funded status. Other factors include, but are not limited to: restrictions on operating flexibility imposed by the agreement governing our credit facility; risks associated with doing business overseas, including fluctuations in exchange rates and the inability to repatriate foreign cash, the impact on cost structure and on economic conditions as a result of actual and threatened increases in trade tariffs and the impact of political, economic and social instability;  the inability to achieve the savings expected from global sourcing of materials;; lower-cost competition; our ability to design, introduce and sell new or updated products and related components; market acceptance of our products;  the inability to attain expected benefits from acquisitions or the inability to effectively integrate such acquisitions and achieve expected synergies; domestic and international economic conditions, and more specifically conditions in the automotive, construction, aerospace, energy, oil and gas, transportation, electronic, and general industrial markets; costs and liabilities associated with environmental compliance; the impact of climate change; military conflict (including the Russia/Ukraine conflict, the conflict in Israel and surrounding areas, the possible expansion of such conflicts and geopolitical consequences) or terrorist threats and the possible responses by the U.S. and foreign governments; failure to protect our intellectual property; cyberattacks; materially adverse or unanticipated legal judgments, fines, penalties or settlements; and other risks identified and discussed in Item 1A, Risk Factors, and Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the Company’s Annual Report on Form 10-K for the year ended December 30, 2023, filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2024, and that may be identified from time to time in our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings we make with the SEC. Although the Company believes it has an appropriate business strategy and the resources necessary for its operations, future revenue and margin trends cannot be reliably predicted and the Company may alter its business strategies to address changing conditions. Also, the Company makes estimates and assumptions that may materially affect reported amounts and disclosures. These relate to valuation allowances for accounts receivable and excess and obsolete inventories, accruals for pensions and other postretirement benefits (including forecasted future cost increases and returns on plan assets), provisions for depreciation (estimating useful lives), uncertain tax positions, and, on occasion, accruals for contingent losses. The Company undertakes no obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise, except as required by law.

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Non-GAAP Financial Measures

The non-GAAP financial measures we provide in this release should be viewed in addition to, and not as an alternative for, results prepared in accordance with U.S. GAAP.

To supplement the consolidated financial statements prepared in accordance with U.S. GAAP, we have presented Adjusted Net Income from Continuing Operations, Adjusted Earnings Per Share from Continuing Operations and Adjusted EBITDA from Continuing Operations, which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable U.S. GAAP financial measures, such as net sales, net income from continuing operations, diluted earnings per share from continuing operations, or other measures prescribed by U.S. GAAP, and there are limitations to using non-GAAP financial measures.

Adjusted Net Income from Continuing Operations is defined as net income from continuing operations excluding, when incurred, gains or losses that we do not believe reflect our ongoing operations, including, for example, the impacts of impairment losses, gains/losses on the sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring costs.  Adjusted Net Income from Continuing Operations is a tool that can assist management and investors in comparing our performance on a consistent basis across periods by removing the impact of certain items that management believes do not directly reflect our underlying operating performance.

Adjusted Earnings Per Share from Continuing Operations is defined as earnings per share from continuing operations excluding, when incurred, certain per share gains or losses that we do not believe reflect our ongoing operations, including, for example, the impacts of impairment losses, gains/losses on the sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring costs.  We believe that Adjusted Earnings Per Diluted Share from Continuing Operations provides important comparability of underlying operational results, allowing investors and management to access operating performance on a consistent basis from period to period.

Adjusted EBITDA from Continuing Operations is defined as net income from continuing operations before interest expense, provision for income taxes, and depreciation and amortization and excluding, when incurred, the impacts of certain losses or gains that we do not believe reflect our ongoing operations, including, for example, impairment losses, gains/losses on sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring expenses.  Adjusted EBITDA from Continuing Operations is a tool that can assist management and investors in comparing our performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our underlying operations.

Management uses such measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. These financial measures should not be considered in isolation from, or as a replacement for, U.S. GAAP financial measures.

We believe that presenting non-GAAP financial measures in addition to U.S. GAAP financial measures provides investors greater transparency to the information used by our management for its financial and operational decision-making. We further believe that providing this information better enables our investors to understand our operating performance and to evaluate the methodology used by management to evaluate and measure such performance.

Investor Relations Contacts

The Eastern Company

Mark Hernandez or Nicholas Vlahos

203-729-2255

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The Eastern Company

Consolidated Statements of Income

	Year Ended
	December 30,	December 31,
	2023	2022
Net sales	$273,454,857	$279,265,146
Cost of products sold	(208,501,713)	(220,648,900)
Gross margin	64,953,144	58,616,246

Product development expense	(5,592,355)	(4,241,211)
Selling and administrative expenses	(44,177,459)	(39,508,849)
Restructuring costs	-	(699,868)
Operating profit	15,183,330	14,166,318

Interest expense	(3,506,598)	(2,275,612)
Other (expense) income	(684,790)	2,512,211
Income from continuing operations before income taxes	10,991,942	14,402,917

Income taxes	(2,406,940)	(3,352,456)
Net income from continuing operations	$8,585,002	$11,050,461

Discontinued Operations (see note 3)
Gain from operations of discontinued units	$-	$1,360,773
Gain (loss) on sale of businesses	-	305,539
Income tax (expense) benefit	-	(414,855)
Net gain (loss) on discontinued operations	$-	$1,251,457

Net Income	$8,585,002	$12,301,918

Earnings per share from continuing operations:
Basic	$1.38	$1.78

Diluted	$1.37	$1.77

Gain (loss) per share from discontinued operations:
Basic	$-	$0.20

Diluted	$-	$0.20

Total earnings per share:
Basic	$1.38	$1.98

Diluted	$1.37	$1.97

Cash dividends per share:	$0.44	$0.44

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The Eastern Company

Consolidated Balance Sheets

	December 30,	December 31,
	2023	2022
ASSETS
Current Assets
Cash and cash equivalents	$8,299,453	$10,187,522
Marketable Securities	986,477	-
Accounts receivable, less allowances: 2023-$564,816; 2022-$676,678	37,057,488	42,886,250
Inventories:
Raw materials and component parts	24,500,087	25,924,696
Work in process	9,957,068	9,323,082
Finished goods	24,815,052	29,388,813
	59,272,207	64,636,591

Current portion of note receivable	573,269	1,006,421
Prepaid expenses and other assets	6,047,814	6,598,774
Total Current Assets	112,236,708	125,315,558

Property, Plant and Equipment
Land	824,344	824,344
Buildings	14,243,082	14,360,165
Machinery and equipment	45,202,670	40,928,380
Accumulated depreciation	(31,980,335)	(30,000,797)
Property, Plant and Equipment, net	28,289,761	26,112,092

Other Assets
Goodwill	70,776,893	70,777,459
Trademarks	5,514,960	5,514,886
Patents, technology and other intangibles net of accumulated amortization	15,325,927	18,819,897
Long term note receivable, less current portion	374,932	2,276,631
Deferred income taxes	2,283,571	488,989
Right of Use Assets	17,236,449	12,217,521
Total Other Assets	111,512,732	110,095,383

TOTAL ASSETS	$252,039,201	$261,523,033

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The Eastern Company

Consolidated Balance Sheets (continued)

	December 30,	December 31,
	2023	2022
LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$25,319,473	$27,638,317
Accrued compensation	5,379,381	3,327,832
Other accrued expenses	4,556,623	3,944,964
Current portion of operating lease liability	4,424,369	3,059,547
Current portion of financing lease liability	182,010	-
Current portion of long-term debt	2,871,870	9,010,793
Total Current Liabilities	42,733,726	46,981,453

Other long-term liabilities	640,724	754,762
Operating lease liability, less current portion	12,812,079	9,195,205
Financing lease liability, less current portion	728,100	-
Long-term debt, less current portion	41,063,865	55,136,231
Accrued postretirement benefits	554,758	666,222
Accrued pension cost	21,025,365	22,174,465
Total Liabilities	119,558,617	134,908,338

Shareholders’ Equity
Voting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Nonvoting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Common Stock, no par value, Authorized: 50,000,000 shares
Issued: 9,091,815 shares in 2023 and 9,056,421 shares in 2022
Outstanding: 6,217,370 shares in 2023 and 6,221,976 shares in 2022	33,950,859	33,586,165
Treasury Stock: 2,874,445 shares in 2023 and 2,834,445 shares in 2022	(23,280,467)	(22,544,684)
Retained earnings	144,805,168	138,985,852
Accumulated other comprehensive loss:
Foreign currency translation	(866,599)	(1,140,978)
Unrealized gain on interest rate swap, net of tax	-	1,449,754
Unrecognized net pension and postretirement benefit costs, net of tax	(22,128,377)	(23,721,414)
Accumulated other comprehensive loss	(22,994,976)	(23,412,638)
Total Shareholders’ Equity	132,480,584	126,614,695
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$252,039,201	$261,523,033

See accompanying notes.

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The Eastern Company

Consolidated Statements of Cash Flows

	Year Ended
	December 30, 2023	December 31, 2022
Operating Activities
Net income	$8,585,002	$12,301,918
Less: Gain from discontinued operations	-	1,251,457
Income from continuing operations	$8,585,002	$11,050,461
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	7,466,483	7,235,143
Reduction in carrying amount of ROU assets	(3,522,981)	(2,918,468)
Change in operating lease liability	3,560,612	3,046,936
Unrecognized pension and postretirement benefits	47,550	(3,575,749)
Loss (gain) on sale of equipment and other assets	1,327,649	(274,238)
Provision for doubtful accounts	62,893	207,040
Stock compensation expense	364,694	966,157
Deferred taxes	(1,124,895)	(3,047,762)
Changes in operating assets and liabilities:
Accounts receivable	5,774,371	(1,075,218)
Inventories	6,024,489	(5,298,977)
Prepaid expenses and other	427,470	(293,348)
Other assets	356,636	193,784
Accounts payable	(2,186,244)	(1,741,258)
Accrued compensation	616,996	(923,146)
Other accrued expenses	(1,298,663)	3,905,457
Net cash provided by operating activities	26,482,062	7,456,814

Investing Activities
Marketable securities	(986,477)	-
Business acquisition	(444,840)	-
Issuance of notes receivable	-	(400,000)
Payments received from notes receivable	2,435,394	870,771
Proceeds from sale of businesses	-	5,814,019
Proceeds from sale of building and equipment	-	2,171,073
Purchases of property, plant and equipment	(6,434,375)	(3,365,594)
Net cash (used in) provided by investing activities	(5,430,298)	5,090,269

Financing Activities
Proceeds from issuance of long-term debt and notes payable	-	260,793
Proceeds from short term borrowings (revolver)	-	10,000,000
Principal payments on short-term borrowings (revolver)	(300,029)	-
Proceeds from new long-term debt refinancing	60,000,000	-
Principal payments on long-term debt	(79,737,707)	(17,505,501)
Financing leases, net	636,927	(283,854)
Purchase common stock for treasury	(735,783)	(1,637,072)
Dividends paid	(2,765,686)	(2,738,691)
Net cash used in financing activities	(22,902,278)	(11,904,325)

Discontinued Operations
Cash provided by operating activities	-	3,135,874
Cash provided by discontinued operations	-	3,135,874

Effect of exchange rate changes on cash	(37,555)	(193,540)
Net change in cash and cash equivalents	(1,888,069)	3,585,092

Cash and cash equivalents at beginning of year	10,187,522	6,602,430
Cash and cash equivalents at end of year	$8,299,453	$10,187,522

Supplemental disclosure of cash flow information:
Interest	$3,388,347	$2,502,883
Income taxes	6,608,084	3,679,678

Non-cash investing and financing activities
Right of use asset	5,018,928	1,078,986
Lease liability	(4,981,697)	(950,518)

See accompanying notes

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Reconciliation of Non-GAAP Measures

Adjusted Net Income and Adjusted Earnings per Share from Continuing Operations Calculation

For the Three and Twelve Months ended December 30, 2023 and December 31, 2022

($000's)

	Three Months Ended			Twelve Months Ended
	December 30, 2023	December 31, 2022		December 30, 2023		December 31, 2022

Net income from continuing operations as reported per generally accepted accounting principles (GAAP)	$3,517	$167		$8,585		$11,050

Earnings per share from continuing operations as reported under generally accepted accounting principles (GAAP):
Basic	0.57	0.03		1.38		1.78
Diluted	0.56	0.03		1.37		1.77

Adjustments:
Loss on sale of Wheeling, IL building	-	-		-		269	A
Gain on sale of corporate office building	-	-		-		(624	)B
Restructuring costs	-	700	C	-		700	C
Severance and accrued compensation	-	-		1,799	D	-
Greenwald final sale adjustment	-	-		390	E	-
Business closure costs	-	-		1,448	F	-
Non-GAAP tax impact of adjustments (1)	-	(175)		(909)		(92)
Total adjustments	-	525		2,728		253

Adjusted net income from continuing operations (Non-GAAP)	$3,517	$692		$11,313		$11,303

Adjusted earnings per share from continuing operations (Non-GAAP):
Basic	$0.57	$0.11		$1.82		$1.82
Diluted	$0.56	$0.11		$1.81		$1.81

1)	Estimate of the tax effect of the items identified to determine a non-GAAP annual effective tax rate applied to the pretax amount in order to calculate the non-GAAP provision for income tax
A)	Loss on sale of ILC building in Wheeling, IL
B)	Gain on sale of Eastern corporate office building
C)	Restructuring costs associated with warehouse consolidation into Eberhard
D)	Severance expenses associated with accrued compensation and severance related to the elimination of the Chief Operating Officer position and the departure of the former Chief Executive Officer
E)	Final settlement of working capital adjustment associated with Greenwald sale
F)	Associated Toolmakers Limited closure costs

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Reconciliation of Non-GAAP Measures

Adjusted EBITDA from Continuing Operations Calculation

For the Three and Twelve Months ended December 30, 2023 and December 31, 2022

($000's)

	Three Months Ended			Twelve Months Ended
	December 30, 2023	December 31, 2022		December 30, 2023		December 31, 2022

Net income from continuing operations as reported per generally accepted accounting principles (GAAP)	$3,517	$167		$8,585		$11,050

Interest expense	932	692		3,507		2,276
Provision for income taxes	728	(146)		2,407		3,352
Depreciation and amortization	1,995	1,846		7,466		7,235

Loss on sale of Wheeling, IL building	-	-		-		269	A
Gain on sale of Eastern corporate office building	-	-		-		(624	)B
Restructuring costs	-	700	C	-		700	C
Severance and accrued compensation	-	-		1,799	D	-
Greenwald final sale adjustment	-	-		390	E	-
Associated Toolmakers, Ltd. closure	-	-		1,448	F	-
Adjusted EBITDA from continuing operations (Non-GAAP)	$7,172	$3,259		$25,602		$24,258

A)	Loss on sale of ILC building in Wheeling, IL
B)	Gain on sale of Eastern corporate office building
C)	Restructuring costs associated with warehouse consolidation into Eberhard
D)	Severance expenses associated with accrued compensation and severance related to the elimination of the Chief Operating Officer position and the departure of the former Chief Executive Officer
E)	Final settlement of working capital adjustment associated with Greenwald sale
F)	Associated Toolmakers, Ltd. closure costs

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